EX-99.g.1.viv

AMENDMENT
April 23, 2012

The UBS Funds
One North Wacker Drive
Chicago, IL 60606

RE: AMENDMENT TO MULTIPLE SERVICES AGREEMENT EFFECTIVE MAY 9, 1997 SCHEDULE B1 TO REFLECT THE ADDITION OF SERIES, NAME CHANGES TO SERIES AND ELIMINATION OF SERIES.

Dear Sirs:

We refer to the Multiple Service Agreement effective May 9, 1997 (the “MSA”) between Morgan Stanley Trust Company, which was succeeded by JPMorgan Chase Bank, N.A. and The UBS Funds.

The parties hereby agree as follows:

1.
“Schedule B1” – List of Series of The UBS Funds as last amended on October 1, 2010 IS REPLACED in its entirely with “Schedule B1” – List of Series of The UBS Funds as last amended on April 23, 2012 attached hereto.

The MSA, as amended by this letter amendment, shall continue in full force effect.

Please evidence your acceptance of the terms of this letter by signing below and returning one original to CJ Reed, J.P. Morgan, One Beacon Street Floor 19, Boston, MA 02108.

JPMORGAN CHASE BANK, N.A.

by: ________________________
Name: CJ Reed
Title: Executive Director

Accepted and Agreed:
THE UBS FUNDS

by: ________________________
Name:
Title:

Accepted and Agreed:
THE UBS FUNDS

by: ________________________
Name:
Title:

SCHEDULE B1

LIST OF SERIES OF THE UBS FUNDS
AS LAST AMENDED April 23, 2012

UBS Core Plus Bond Fund
UBS High Yield Fund
UBS U.S. Large Cap Equity Fund
UBS U.S. Equity Opportunity Fund
UBS U.S. Small Cap Growth Fund
UBS Global Allocation Fund
UBS Global Equity Fund
UBS Global Bond Fund
UBS International Equity Fund
UBS Dynamic Alpha Fund
UBS Absolute Return Bond Fund
UBS U.S. Equity Alpha Fund
UBS Global Frontier Fund
UBS Market Neutral Multi-Strategy Fund
UBS Fixed Income Opportunities Fund
UBS Multi-Asset Income Fund